CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for the John Hancock Special Equities Fund in the John Hancock Growth Funds Prospectus and John Hancock Special Equities Fund Class Y Prospectus and "Independent Auditors" in the John Hancock Special Equities Fund Statement of Additional Information in Post-Effective Amendment Number 17 to Registration Statement (Form N-1A, No. 2-92548) dated March 1, 1999.

We also consent to the incorporation by reference therein of our report dated December 11, 1998 with respect to the financial statements and financial highlights of the John Hancock Special Equities Fund in the Form N-1A.



                                                  /s/ERNST & YOUNG LLP
                                                  --------------------
                                                  Ernst & Young LLP


Boston, Massachusetts
February 19, 1999